                                                                   Exhibit 10.20

                             Dated 28 February 2002

                             BIOCOMPATIBLES LIMITED

                                     - and -

                  COOPERVISION INTERNATIONAL HOLDING COMPANY LP

                                     - and -

                           THE COOPER COMPANIES, INC.

                                   ----------

                          PATENT AND TRADE MARK LICENCE

                                   ----------

                             TAYLOR JOYNSON GARRETT
                                    Carmelite
                             50 Victoria Embankment
                                   Blackfriars
                                 London EC4Y 0DX

                              T:+44(0)20 7300 7000
                              F:+44(0)20 7300 7100
                                  DX 41 London

                                   Ref:JWR/DVP

                                      Index

Clause No.
    1.       Definitions and interpretation................................    3
    2.       Grant.........................................................    5
    3.       Term..........................................................    6
    4.       Marking.......................................................    6
    5.       Maintenance of Licensed Patents and Trade Marks...............    8
    6.       Improvements..................................................    9
    7.       Infringement..................................................   10
    8.       Disclaimer of representations and warranties..................   11
    9.       Indemnity.....................................................   12
   10.       Confidentiality and disclosure of Confidential Information....   12
   11.       Termination...................................................   13
   12.       Effects of termination........................................   14
   13.       Force majeure.................................................   15
   14.       Severability..................................................   15
   15.       Variation.....................................................   15
   16.       Assignment....................................................   15
   17.       Relationship between the parties..............................   16
   18.       Entire agreement..............................................   16
   19.       Notices.......................................................   16
   20.       Waiver........................................................   17
   21.       Cumulative remedies...........................................   17
   22.       Rights of third parties.......................................   18
   23.       Publicity.....................................................   18
   24.       Precedence....................................................   18
   25.       Counterparts..................................................   18
   26.       Governing law and jurisdiction................................   18
SCHEDULE 1.................................................................   21
             Patents being licensed........................................   22
SCHEDULE 2.................................................................   23
             Trade Marks...................................................   23
SCHEDULE 3.................................................................   24
             Existing Agreements...........................................   24

THIS LICENCE is made on 28 February 2002
BETWEEN

(1) BIOCOMPATIBLES LIMITED an English registered company number 1833264 whose registered office is at Chapman House, Farnham Business Park, Weydon Lane, Farnham, Surrey, GD9 8QL ("Licensor"); and

(2) COOPERVISION INTERNATIONAL HOLDING COMPANY LP whose registered office is at c/o The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588, United States of America ("Licensee"); and

(3) THE COOPER COMPANIES, INC. whose principal office is at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588, United States of America ("Cooper").

INTRODUCTION

(A) Licensor is registered as the proprietor of the patents and the applicant in respect of the patent applications short particulars of which are set out in schedule 1. In addition, Licensor is the registered proprietor of the trade marks and the applicant in respect of the trade mark applications which are set out in schedule 2.

(B) The parties are willing to enter into a licence under such licensed patents and trade marks on the terms as set out in this agreement.

AGREED TERMS

1.   Definitions and interpretation

1.1 In this agreement the following words and expressions have the following meanings:

     (a) "Confidential Information" means any and all technical information, data, materials and other information relating to the business of either of the parties, which one party (the "Disclosing Party") provides to the other party (the "Receiving Party") hereunder orally, in writing or in any other tangible form, but shall not include any portion thereof which:

          (i) is known to the Receiving Party, as evidenced by the Receiving Party's written records, before receipt thereof under this agreement;

         (ii) is disclosed to the Receiving Party by a Third Party having a right to make such disclosure;

         (iii) is or becomes patented, published or otherwise part of the public domain through no fault of the Receiving Party; or

         (iv) is independently developed by or on behalf of the Receiving Party, as evidenced by the Receiving Party's written records, without recourse to such Confidential Information disclosed under this agreement.

     (b) "Existing Agreements" means the agreements referred to in schedule 3 and which shall refer to the Existing Agreements in their form as at the date of this agreement.

     (c) "Field" means vision correction, soft contact lens care and cosmetic applications.

     (d) "Group" means in relation to a party, its subsidiaries, its holding company and any subsidiaries of such holding company. A company is a "subsidiary" of another company (its "holding company") if that other company, directly or indirectly, through one of its subsidiaries:

          (i)   holds a majority of the voting rights in it; or

          (ii) is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body; or

          (iii) is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; or

          (iv) has the right to exercise a dominant influence over it pursuant to its constitutional documents or pursuant to a control contract.

     (e) "Improvement" means any improvement, modification, adaptation or alteration to the inventions the subject of the Licensed Patents which falls within a claim of the Licensed Patents which is developed or created within two years of the date of this agreement.

     (f) "Infringer" means a third party that infringes or makes unauthorised use of any of the Licensed Patents or Trade Marks.

     (g) "Infringement" means any infringement or unauthorised use of any of the Licensed Patents or Trade Marks by an Infringer within the Field.

     (h) "Licensed Patents" means the patents and patents applications as listed in Schedule 1 (which may be updated from time to time by mutual agreement of the parties) including any continuing applications, provisional applications, divisional applications or continuation in part applications relating to such patent applications and any national or international patent applications claiming priority from such patent applications anywhere in the world and any reissue or renewals or re-examinations of such patents and any extensions of the exclusivity granted in connection with such patents.

     (i)  "Patent Licence Term" has the meaning as specified in clause 3.1.

     (j) "Product" means a soft contact lens or a soft contact lens care solution manufactured, marketed or sold for use within the Field.

     (k) "Share Sale Agreement" means the International Share Sale Agreement between Biocompatibles International plc, Aspect Vision Holdings Limited and The Cooper Companies, Inc. dated 15 January 2002.

     (l)  "Trade Mark Licence Term" has the meaning as specified in clause 4.1.

     (m) "Trade Marks" means the trade marks particulars of which are set out in Schedule 2.

1.2 References to "this agreement" include (exhaustively) this agreement and any schedules to it as may be varied from time to time in accordance with its provisions. The introduction forms part of this agreement but headings are for ease of reference only and shall not affect the meaning of this agreement.

1.3  In this agreement, any reference to:

     (a) any statute or statutory provision includes a reference to that statute or statutory provision as amended, extended or re-enacted and to any regulation, order, instrument or subordinate legislation under the relevant statute or statutory provision;

     (b)  the singular includes a reference to the plural and vice versa;

     (c) any paragraph of the introduction, clause, sub-clause or schedule is to a paragraph of the introduction, clause, sub-clause or schedule (as the case may be) of or to this agreement;

     (d) the word "include" or "including" is, unless otherwise stated, to be construed without limitation to the generality of the preceding words; and

     (e) any person includes any reference to a body corporate, unincorporated association or a partnership and any reference to any party who is an individual is also deemed to include his respective legal personal representative(s).

1.4 In this agreement any reference to a "law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatsoever (and "lawful" and "unlawful" shall be construed accordingly).

1.5 Except for the Existing Agreements, each reference in this agreement to this agreement or any other agreement, document or deed shall be construed as a reference to this agreement or such other agreement, document or deed as each of the same may be amended, varied, novated or supplemented from time to time.

2.   Grant

2.1 Licensor grants to Licensee, and Licensee accepts, an exclusive, subject to the rights granted to third parties by virtue of the Existing Agreements, royalty-free licence under the Licensed Patents to research, develop, manufacture, use, supply, offer to supply, sell, dispose, import, keep and otherwise exploit Products for the Patent Licence Term in the jurisdictions covered by the Licensed Patents.

2.2  Licensee may:

     (a) sub-license any of its rights under this agreement to a member of its Group; or

     (b) sub-contract the manufacture of, or other dealings in, the Products under the licence granted in clause 2.1 to any third party provided that Licensee (1) ensures that there are included in the terms of the sub-licence or sub-contract obligations and undertakings on the part of the sub-licensee or subcontractors equivalent to those in this agreement and (2) any breach or other default by the sub-licensee or subcontractor will be deemed to be a breach or default by Licensee.

2.3 Save as expressly set out in this agreement no licence under any patent or other right is granted.

3.   Term

3.1 This agreement takes effect on the date of this agreement and (unless terminated under clause 15) shall continue on a country by country basis in respect of the Licensed Patents until the later of the date of expiry of the last to expire of the Licensed Patents subsisting in each such country respectively, on which date it shall terminate (the "Patent Licence Term").

3.2 During the Patent Licence Term, save with the prior written consent of Licensee, Licensor shall not make any use in relation to any Product of any materials sourced from Seal Sands Chemicals Limited under the agreement with that company referred to in Schedule 3 herein where such use would fall within any claim of the Licensed Patents.

4.   Marking

4.1 Licensee is hereby granted an exclusive, subject to the rights granted to third parties by virtue of the Existing Agreements, royalty free licence to use the Trade Marks in relation to Products, which licence may be terminated immediately by notice:

     (a)  on the termination of this agreement for any reason;

     (b) in the event that Licensee is in material and persistent breach of clause 4.4

     (the "Trade Mark Licence Term").

4.2 Licensor shall not, during the Trade Mark Licence Term, grant any licence to use the Trade Marks in relation to Products to any third party, except with the prior express written consent of Licensee.

4.3 During the Trade Mark Licence Term, Licensee may at its option mark all packaging and advertising material relating to Products manufactured, sold or disposed of by it under this agreement with the Trade Marks and such marking shall be:

     (a) accompanied by a notice stating that the Trade Marks are the trade marks of Licensor; and

     (b)  used in accordance with this clause 4.

4.4 In order to maintain the standards which are essential for the protection of the value of the Trade Marks, during the Trade Mark Licence Term, where Licensee exercises the rights granted to it under clause 4.3 above, Licensee shall use (and shall ensure that permitted sub-licensees and subcontractors of Licensee use) the Trade Marks only in connection with the supply, disposal, advertising, distribution and promotion of Products where the Products have been manufactured in accordance with good industry practice and to standards and procedures consistent with those used or applied in respect of the manufacture of Products prior to the date of this agreement by Licensor.

4.5 During the Patent Licence Term, if Licensee (or its permitted sub-licensees and subcontractors) makes any reference in any advertising, promotional or other materials used for Products to the technology licensed herein under the Licensed Patents, Licensee shall (and shall ensure that its permitted sub-licensees and subcontractors) include with reasonable prominence a notice in any such advertising, promotional or other materials stating that the technology is licensed under patents owned by Licensor.

4.6 Licensee and its permitted sub-licensees do not by virtue of this agreement obtain or claim any right, title or interest in or to the Trade Marks except the rights of use as are specifically set out in this agreement.

4.7 Licensee shall not (and shall ensure that permitted sub-licensees and subcontractors of Licensee do not):

     (a) adopt or use any trade mark, symbol or device which incorporates or is confusingly similar to, the Trade Marks or unfairly competes with the Trade Marks;

     (b) at any time, whether during or after termination of this Agreement, use the Trade Marks as part of any corporate business or trading name or style of Licensee;

     (c) use the Trade Marks in any way which would tend to allow any of them to become generic, lose their distinctiveness, become liable to mislead the public, or be materially detrimental to or inconsistent with the good name, goodwill, reputation and image of Licensor;

     (d) purport to be or represent to any Third Party that Licensee is an agent or representative of Licensor.

4.8  Licensee acknowledges and agrees that:

     (a) ownership of the Trade Marks, and of the goodwill connected with and symbolised by the Trade Marks, remains the property of Licensor, and use of the Trade Marks by Licensee is use on behalf of Licensor;

     (b) the goodwill in the Trade Marks which Licensee derives by use of the Trade Marks, or by being connected with the Trade Marks in the course of trade (whether arising at common law or otherwise), shall accrue to Licensor, and Licensee shall (before or after termination of this agreement) at Licensor's request and expense (as to out-of-pocket expenses only) assign the same, with all rights of action then accrued, to Licensor without payment.

4.9 Licensee shall not (and shall ensure that permitted sub-licensees and subcontractors of Licensee do not), while this agreement is in force or subsequently for so long as any registration of or application for the Trade Marks is in force or Licensor is applicant for or registered as proprietor of the Trade Marks or any substantially similar marks in any part of the world:

     (a) challenge Licensor's ownership of the Trade Marks in any part of the world; nor

     (b) apply for registration of the Trade Marks (or any confusingly similar mark) for any goods or services in any part of the world.

5.   Maintenance of Licensed Patents and Trade Marks

5.1  Subject to clause 5.2, Licensor shall:

     (a) pay all associated costs and official fees and shall use all reasonable endeavours to obtain patents on the applications listed in schedule 1, and after grant and during the Patent Licence Term to keep in force:

          (i)  any patents so granted; and

          (ii) the patents listed in schedule 1, (except that where a European patent has been or is about to be granted for any country any national patent or application for the same country may be surrendered or allowed to be revoked); and

     (b)  during the Patent Licence Term pay all renewal fees.

5.2  Subject to clause 5.3, during the Patent Licence Term Licensor may:

     (a)  abandon any of the Licensed Patents; or

     (b)  allow any of the Licensed Patents to lapse;

     (c)  amend the specification of any of the Licensed Patents provided that it first gives Licensee at least 90 days' notice in writing of its intention to do so. Where Licensor intends to abandon or allow to lapse a Licensed Patent (an "Abandoned Patent") such notice shall operate to grant Licensee an exclusive option, exercisable any time during the period of 90 days from receipt by Licensee of such notice by notice in writing to Licensor, to have the Abandoned Patent assigned to it by Licensor for one pound sterling, subject to Licensor being released from any and all obligations in respect of such Abandoned Patent (including those in clause 5.1).

5.3 Licensor may abandon any one or more of the Licensed Patents within the BCP 123 designation (namely, patent 2098823) (a "BCP 123 Patent") without prior notice to Licensee provided that, in any particular case, there is in force within the relevant jurisdiction a Licensed Patent within the BCP 19 designation which provides at least equivalent coverage of scope as the BCP 123 Patent insofar as it relates to the Licensee's rights under this agreement.

5.4 During the Trade Mark Licence Term, Licensor shall pay all renewal fees for all registrations of the Trade Marks and shall pay all associated costs and official fees and shall use all reasonable endeavours to obtain registrations of the trade mark applications within the Trade Marks and Licensee shall provide, at the reasonable request and expense of Licensor, all necessary assistance in maintaining such registrations or prosecuting such applications in respect of the Trade Marks.

5.5 During the Trade Mark Licence Term, if Licensor no longer wishes to maintain any of the Trade Marks in respect of any particular territory Licensor shall give 90 days' prior written notice of this fact to Licensee and Licensee shall have an option to purchase such Trade Marks for (pound)1 consideration.

5.6 During the Trade Mark Licence Term, at Licensee's reasonable request and at Licensee's expense, Licensor shall provide reasonable assistance to Licensee in making applications to the relevant registries for either the registration of this agreement as a licence or the registration of Licensee as a registered user of the Licensed Patents and Trade Marks in respect of each registration included in this agreement.

6.   Improvements

6.1 During the first two years of this agreement, if either party (or a member of its Group involved with the development of the subject matter of the Licensed Patents) makes any Improvement then (subject to clause 10 and to the extent permitted by law and/or contract) it shall disclose the same to the other party (which disclosure may be made in confidence pending filing of patent applications), but shall not be obliged to make such disclosure:

          (a)  unless the Improvement is substantive; or

          (b)  after any notice to terminate this agreement has been given,

     Improvements shall be disclosed annually or at such other intervals agreed between the parties.

6.2 In the case of Improvements disclosed by Licensor, such Improvements shall be licensed to Licensee in accordance with the provisions of this agreement. In the case of Improvements disclosed by Licensee, Licensor shall be granted a non-exclusive, non-terminable, (except in circumstances equivalent to those set out in clause 11.1, mutatis mutandis) royalty-free and paid up worldwide licence to use (and to assign or sub-license the right to use on equivalent terms to those accepted by Licensee hereunder) the same outside the Field during the term of this agreement and subsequently.

7.   Infringement

7.1 Each of Licensee and Licensor agrees promptly to notify the other of any Infringements or any suspected Infringements or any claim by any third party that Licensee's use of the rights licensed hereunder infringes any intellectual property rights of any third party of which they become aware.

7.2 Licensee may initiate proceedings alleging an Infringement in its own name and at its own expense. Licensor shall, at the reasonable request and cost of Licensee, give Licensee any assistance it may reasonably request in connection with such proceedings. Licensee shall have sole discretion regarding selection of counsel and venue, and ultimate and determinative authority regarding patent litigation strategy; provided, that Licensee shall keep Licensor fully informed as to the conduct of such proceedings. If so requested by Licensee and necessary for Licensor to be a plaintiff or claimant party, Licensor shall join in any such infringement proceedings as a plaintiff or claimant party with Licensee or allow Licensee to take such proceedings in Licensor's name.

7.3 If Licensee does not, within three (3) months after having any Infringement drawn to its attention by Licensor, commence an action for such Infringement pursuant to clause 7.2, then Licensor shall be entitled (but not obliged) to commence proceedings for such Infringement in its own name and at its own expense. Licensee shall, at the request and cost of Licensor, give Licensor any assistance reasonably requested by Licensor in connection with such proceedings. Licensor shall keep Licensee fully informed as to the conduct of such proceedings. Licensee shall have the right to participate in the decision-making process with regard to any decisions that would reasonably affect the scope of the patent claims. Any sums recovered in the course of such proceedings from the Infringer, whether by way of damages, account of profits, costs or otherwise, shall be applied first in reimbursing Licensor for its external costs and expenses of such proceedings (which shall include any related allegation or claim made by the defendant that any rights or patent claim asserted in such action are invalid and/or unenforceable), including legal fees and expenses, patent attorney fees and expenses and experts' fees and expenses (provided that Licensor shall not be responsible for legal expenses or costs incurred by Licensee's counsel related to (i) monitoring or (ii) participating in the litigation due to a conflict) and the balance shall be paid to Licensee. If so requested by Licensor and necessary or desirable for Licensee to be a plaintiff or claimant party, Licensee shall join in any such infringement proceedings as a plaintiff or claimant party with Licensor or allow Licensor to take such proceedings in Licensee's name.

7.4 If in the course of any infringement action brought by Licensee pursuant to clause 7.2 or in the course of any infringement action brought by Licensor pursuant to clause 7.3, an allegation or claim be made by the defendant in such action that any rights or patent claim asserted in such action are invalid and/or unenforceable, the party that brought the infringement action (the "Controlling Party") shall bear all costs associated with, and shall be solely responsible for, defending such allegation or claim. The Controlling Party shall consult with the other party in all significant matters concerning the defence of such allegation or claim of invalidity and/or unenforceability, including issues of strategy and settlement, and shall act in accordance with any reasonable request of the other party. Neither party shall seek to settle or compromise such allegation or claim of invalidity and/or unenforceability without the consent of the other party.

7.5 Where one party (the "Joining Party") becomes a party to proceedings at the request of the other (the "Requesting Party") pursuant to clause 7.2 or 7.4, then the Requesting Party shall indemnify the Joining Party for any costs or expenses incurred in respect of such proceedings and for any liability for costs awarded to any other party and for which the Joining Party is liable to pay.

7.6 In the event that a party becomes aware of any threatened or actual opposition in respect of any patent application within the Licensed Patents or any claim that any granted Licensed Patent is invalid, the party becoming aware shall forthwith notify the other of such matter and the parties shall consult with each other in good faith as to the defence of such opposition or claim. If Licensor does not wish to defend any such claim, and does not commence the defence of any such allegation or claim within 2 months of notice of the allegation or claim, Licensee may do so (but not otherwise), provided that Licensee shall bear all costs associated with, and shall be solely responsible for, defending such allegation or claim. Licensee shall consult with the Licensor on all significant matters concerning the defence of such allegation or claim, including issues of strategy and settlement, and shall act in accordance with any reasonable request of Licensor. Neither party shall seek to settle or compromise such allegation or claim of invalidity and/or unenforceability without the consent of the other party.

8.   Disclaimer of representations and warranties

8.1 Except as expressly set out in the Share Sale Agreement, Licensor does not give any warranties or representations that exercise of the rights granted to Licensee under this agreement, or manufacture, sale, disposal, distribution or use of Products does not infringe the intellectual property rights of any third parties and all representations, warranties or conditions to that effect are hereby excluded.

8.2 Licensor does not give any warranties or representations that exercise of the rights granted to Licensee under this agreement, or manufacture, sale, disposal, distribution or use of Products shall not infringe the intellectual property rights of any third parties and all representations, warranties or conditions to that effect are hereby excluded.

8.3 Licensor gives no representation or warranty that any patent application contained in the Licensed Patents will result in grant, or that any granted patent contained in the Licensed Patents (or any patent now or subsequently granted on any application) is or will be valid.

8.4 Licensor gives no representation or warranty that any trade mark application within the Trade Marks will result in registration, or that any registered Trade Mark (or any Trade Mark now or subsequently registered on any application) is or will be valid.

8.5 Except as expressly set out in this agreement and as expressly set out in the Share Sale Agreement, all conditions, warranties, representations and other terms, whether express or implied by statute, common law, trade practice or howsoever, are excluded.

9.   Indemnity

9.1 Licensee shall hold Licensor, members of its Group, its officers and employees (the "Indemnified Parties") harmless and shall indemnify the Indemnified Parties in respect of all claims, liabilities, costs, damages, and expenses (including reasonable legal fees and expenses) which any or all of the Indemnified Parties may incur, to which any or all Indemnified Parties may become liable or which may be awarded against any or all of the Indemnified Parties, to the extent that such arise from the exercise by Licensee of any of the rights licensed to it under this agreement including:

     (a) any claims or allegations that the manufacture, use, sale, of disposal of a Product infringes the intellectual property rights of any third party; and

     (b) any claims or allegations in respect of personal injury or death as a result of use of the Products.

9.2 In consideration of Licensor entering into this agreement with Licensee, Cooper shall be jointly and severally liable to Licensor under the indemnity set out under sub-clause 9.1 above as if Cooper was named in place of Licensee in such sub-clause and provided always that any defences available to Licensee under the agreement shall be available to Cooper hereunder.

10.  Confidentiality and disclosure of Confidential Information

10.1 The parties acknowledge and agree that during the term of this agreement, each of them and the members of their Group may exchange Confidential Information, and the disclosure and use of any such Confidential Information shall be governed by the provisions of this clause 10.

10.2 Each party shall use the Confidential Information of the other party only for the purpose of the activities contemplated by this agreement and shall not disclose such Confidential Information to a third party except in accordance with the provisions of this agreement. The parties shall ensure that the members of their respective Groups keep all Confidential Information exchanged hereunder confidential in accordance with the provisions hereof as though those members were parties hereto.

10.3 Each party shall seek confidential treatment for the terms and conditions of this agreement to the fullest extent permitted by any governmental agency or self-regulatory organisation to which such party is required to provide a copy of this agreement. Prior to seeking confidential treatment from any governmental agency or self-regulatory organisation for any such document, the party in question shall consult with the other and the other's counsel and provide them with a reasonable opportunity to request the inclusion of specified provisions in any request by the party in question for confidential treatment.

10.4 Nothing contained in this agreement shall preclude either party from using Confidential Information as may be necessary in obtaining governmental marketing approvals, or in manufacturing or marketing products pursuant to this agreement or in prosecuting patent applications. In the event that Confidential Information is required by law or government regulations to be disclosed, the party required to disclose Confidential Information shall promptly:

     (a)  inform the disclosing party of such requirement;

     (b) use reasonable efforts to limit such disclosure, maintain confidentiality to the extent possible; and

     (c) permit the disclosing party to attempt to limit such disclosure by appropriate legal means.

11.  Termination

11.1 Licensor may terminate this agreement immediately by notice only if one or more of the following events occurs (to the exclusion of any additional common law rights to terminate):

     (a) Licensee, or a member of Licensee's Group, whether individually or jointly with others, challenges the validity of or opposes the grant of any Patent (or assists a third party to do the same);

     (b)  Licensee becomes or is deemed insolvent;

     (c) any distress or execution is levied on any of Licensee's property or assets;

     (d) Licensee makes or offers to make any arrangement or composition with creditors;

     (e) any resolution or petition to wind up Licensee's business (other than for the purpose of amalgamation or reconstruction) is passed or presented (and not dismissed or withdrawn within 21 days) or if a receiver or administrative receiver of Licensee's undertaking, property or assets is appointed or a petition is presented for the appointment of an administrator (and not dismissed or withdrawn within 21 days);

     (f) Licensee is subject to any proceedings which are equivalent or substantially similar to any of the proceedings under sub-clause (b),
          (c), (d) or (e) under any applicable jurisdiction;

     (g) Licensee or any member of the Licensee's Group fails to pay within 14 days of date due (being the Payment Date (as such expression is defined in the Promissory Notes referred to below) or such earlier date pursuant to clause 3 of the Promissory Notes referred to below) all amounts of principal due and payable on such date under certain Promissory Notes issued on closing of, and in accordance with the terms of Clause 6.3 of and Schedule 12 to, the Share Sale Agreement (the "Promissory Notes") and as amended by or in accordance with the Share Sale Agreement or the Repayment Deed dated on or about 28 February 2002 between, inter alios, Biocompatibles plc, Aspect Vision Holdings Limited and The Cooper Companies, Inc

     (h) Licensee or any member of the Licensee's Group fails to pay within 14 days of the due date for payment all amounts of interest due and payable on such date under the Promissory Notes; or

     (i) Licensee or any member of the Licensee's Group fails to pay within 14 days of the due date for payment all amounts due and payable under the Arrangement and Administration Agreement dated on or about 28 February 2002 between Biocompatibles International plc, Aspect Vision Holdings Limited and The Cooper Companies, Inc.

12.  Effects of termination

12.1 Termination of this agreement will not affect any accrued rights or liabilities which either party may have by the time termination takes effect.

12.2 In the event of termination of this agreement for any reason the following shall survive:

     (a)  the confidentiality obligations of the parties; and

     (b)  the obligations of Licensee under this agreement to indemnify
          Licensor.

12.3 In the event of termination of this agreement all licences granted under this agreement shall terminate.

12.4 Subject to clause 12.3, after termination Licensee shall:

     (a)  make no further use of any:

          (i) Licensed Patents (but this restriction shall only apply in relation to any particular Licensed Patent during the life of such Licensed Patent);

          (ii) Trade Marks; and

          (iii) Confidential Information supplied by Licensor;

     (b) provide reasonable and prompt assistance to Licensor to cancel any registered licences;

     (c) as soon as practicable permanently and irretrievably erase all Confidential Information from all computer memories and storage media;

     (d) as soon as practicable return to Licensor all other records of and documents containing Confidential Information (and all copies thereof) in the possession, power or control of Licensee (or of a member of Licensee's Group);

     (e) not later than 14 days after such termination, supply to Licensor a written certificate, signed by a director of Licensee, confirming that the provisions of this clause 12.4 have been complied with.

13.  Force majeure

13.1 Neither party shall be liable for any delay or failure in performing any of its obligations under this agreement (excluding any obligations as to payment of royalties) if such delay or failure is caused by circumstances outside the reasonable control of the party concerned (a "Force Majeure Event"). Such circumstances shall include acts or defaults of the other party, acts of God or government, natural disasters, storms, fire, labour disputes, failure or delay of transportation or default by suppliers.

13.2 The party claiming the Force Majeure Event shall:

     (a) promptly notify the other in writing of the reasons for the delay or stoppage and the likely duration and will make reasonable efforts to overcome the delay or stoppage; and

     (b) be excused from performance of its obligations for a reasonable period (and in any event for the duration of the Force Majeure Event), and the time for performance of its obligations shall be automatically extended for that period.

14.  Severability

     If at any time any provision of this agreement is or becomes invalid illegal or unenforceable in any respect under the law of any jurisdiction then such provision shall be treated in such jurisdiction as severed from the remaining provisions and neither the validity legality or enforceability of the remaining provisions nor the validity legality or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired. In the event of any such deletion the parties shall negotiate in good faith in order to agree an alternative provision in place of the provision so deleted.

15.  Variation

     Variations to this agreement shall not be effective unless they are in writing and signed on behalf of both parties by an authorised signatory.

16.  Assignment

16.1 This agreement may be assigned by Licensee:

     (a)  to any member of its Group

     (b) to any other person to whom it transfers the business in which the Licensed Patents are used provided that Licensee notifies Licensor of any such assignment and, if Licensor so requires, procures that the assignee enters into an agreement on the same terms as this agreement directly with Licensor.

16.2 Licensor may assign all or part of this agreement to any person to whom it transfers all or some of the Licensed Patents and shall promptly notify Licensee of any such assignment.

17.  Relationship between the parties

     Nothing in this agreement creates a partnership, agency relationship, franchise, employment relationship or joint venture between the parties. Neither party is permitted to enter into any agreement with a third party. on behalf of the other, nor make any representation or give any warranty to a third party on behalf of the other, or otherwise bind the other party in any manner whatsoever without the consent of the other.

18.  Entire agreement

18.1 This agreement and the Share Sale Agreement constitute the entire agreement between the parties in relation to its subject matter and supersede any previous agreement between the parties in relation to its subject matter.

18.2 Each party acknowledges and agrees that it has not been induced to enter into this agreement in reliance upon any representation, warranty or term other than as expressly set out in this agreement and the Share Sale Agreement. The only remedy available to a party for breach of such representation, warranty or term shall be for breach of contract.

18.3 Nothing in this agreement shall limit or exclude liability for fraud or fraudulent misrepresentation.

19.  Notices

19.1 Any notice in connection with this agreement (a "Notice") shall be:

     (a)  in writing in English;

     (b) delivered by hand, fax, registered post or by courier using an internationally recognised courier company.

19.2 A Notice to Licensor shall be sent to such party at the following address, or such other address as Licensor may notify to Licensee from time to time:

          Biocompatibles International plc

          Chapman House

          Weydon Lane

          Farnham

          Surrey GD9 8QL

          UK

          Fax: 01252 732777

          Attention: Crispin Simon/Company Secretary

19.3 A Notice to Licensee shall be sent to such party at the following address, or such other address as the Licensee may notify to Licensor from time to time:

          CooperVision International Holding Company LP

          c/o The Cooper Companies, Inc.

          6140 Stoneridge Mall Road

          Suite 590

          Pleasanton, CA 94588

          United States of America

          Fax: 925-460-3662

          Attention: Vice President of Legal Affairs & Secretary

19.4 A Notice shall be effective upon receipt and shall be deemed to have been received:

     (a) at the time of delivery, if delivered by hand, registered post or courier;

     (b)  at the time of transmission in legible form, if delivered by fax.

20.  Waiver

20.1 If a party delays in enforcing its rights under this agreement then unless the party concerned expressly agrees otherwise, that delay shall not be treated as waiving the rights of the party concerned.

20.2 The single or partial exercise of any right, power or remedy shall not preclude any other or further exercise of that right, power or remedy.

20.3 Any waiver of a party's rights in relation to a particular breach of this agreement shall not operate as a waiver of any subsequent breach.

20.4 No custom or practice of the parties at variance with the terms of this agreement shall constitute a waiver of the rights of either party under this agreement.

21.  Cumulative remedies

     Any right, remedy or power to which either party is or may become entitled under this agreement or in consequence of the other's conduct may be enforced from time to time separately or concurrently with any right or remedy given by this agreement or now or afterwards provided for and arising by operation of law so that such rights and remedies are not exclusive of the other or others but are cumulative.

22.  Rights of third parties

     No term of this agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a party other than the parties to this agreement (or their permitted assignees).

23.  Publicity

     Neither party may include the other's name or any information concerning the transactions referred to in this agreement in any of its publicity material, press announcements or other communications without first obtaining the other party's written consent, except that nothing shall restrict the parties from complying with any regulation or legislation pertaining to public announcements.

24.  Precedence

     In the event of any conflict between the provisions of this agreement and:

     (a) the provisions of any formal or confirmatory licence used for recordal purposes; or

     (b)  the Share Sale Agreement,

     the  provisions of this agreement shall prevail.

25.  Counterparts

     This agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this agreement by executing any such counterpart.

26.  Governing law and jurisdiction

26.1 This agreement shall be governed by and construed in accordance with English law.

26.2 Each of the parties irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this agreement and the documents to be entered into pursuant to it and that accordingly any proceedings arising out of or in connection with this agreement and the documents to be entered into pursuant to it shall be brought in such courts. Each of the parties irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.

This agreement has been executed and delivered as a deed on the date first written above.
EXECUTED by BIOCOMPATIBLES         )
LIMITED acting by                  )

                                                 /s/ Swag Mukerji
                                                 -------------------------------
                                                     Authorised signatory

                                                 /s/ Fiona Evans
                                                 -------------------------------
                                                     Authorised signatory

EXECUTED by COOPERVISION           )
INTERNATIONAL HOLDING              )
COMPANY LP acting by               )



                                                 -------------------------------
                                                     Authorised signatory


                                                 -------------------------------
                                                     Authorised signatory

EXECUTED as a deed by THE COOPER   )
COMPANIES, INC. acting by          )



                                                 -------------------------------
                                                     Authorised signatory


                                                 -------------------------------
                                                     Authorised signatory

This agreement has been executed and delivered as a deed on the date first written above.
EXECUTED by BIOCOMPATIBLES         )
LIMITED acting by                  )


                                                 -------------------------------
                                                     Authorised signatory


                                                 -------------------------------
                                                     Authorised signatory

EXECUTED by COOPERVISION           )
INTERNATIONAL HOLDING              )
COMPANY LP acting by               )


                                                 /s/ Carol R. Kaufman
                                                 -------------------------------
                                                     Authorised signatory



                                                 -------------------------------
                                                     Authorised signatory

EXECUTED as a deed by THE COOPER   )
COMPANIES, INC. acting by          )


                                                 /s/ Carol R. Kaufman
                                                 -------------------------------
                                                     Authorised signatory



                                                 -------------------------------
                                                     Authorised signatory

This agreement has been executed and delivered as a deed on the date first written above.
EXECUTED by BIOCOMPATIBLES         )
LIMITED acting by                  )


                                                 -------------------------------
                                                     Authorised signatory


                                                 -------------------------------
                                                     Authorised signatory

EXECUTED by COOPERVISION           )
INTERNATIONAL HOLDING              )
COMPANY LP acting by               )


                                                 /s/ Carol R. Kaufman
                                                 -------------------------------
                                                     Authorised signatory


                                                 /s/ Robert S. Weiss
                                                 -------------------------------
                                                     Authorised signatory

EXECUTED as a deed by THE COOPER   )
COMPANIES, INC. acting by          )


                                                 /s/ Carol R. Kaufman
                                                 -------------------------------
                                                     Authorised signatory


                                                 /s/ Robert S. Weiss
                                                 -------------------------------
                                                     Authorised signatory

                                   SCHEDULE 1

                             Patents being licensed

 Client Ref.       Country      Appl. Number   Priority Date   Appl. Date   Grant Date
BCP019         Austria           91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019         Belgium           91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019         Denmark           91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019         France            91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019         Germany           91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019         Greece            91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019         Hong Kong         532/1997                       26-Mar-97    24-Apr-97
BCP019         Italy             91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019         Luxembourg        91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019         Netherlands       91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019         Singapore         9605164-4       29-Oct-90      29-Oct-91    18-May-98
BCP019         Spain             91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019         Sweden            91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019         Switzerland       91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019         United Kingdom    91918819.3      29-Oct-90      29-Oct-91    18-Dec-96
BCP019.1       Japan             517136/91       29-Oct-90      29-Oct-91    19-Dec-96
BCP019.1 DIV   Japan             8-194131        29-Oct-90      05-Jul-96    03-Dec-99
BCPO45         France            95901536.3      23-Nov-93      23-Nov-94    26-Apr-00
BCPO45         Germany           95901536.3      23-Nov-93      23-Nov-94    26-Apr-00
BCPO45         Japan             7-514911        23-Nov-93      23-Nov-94    22-Jan-99
BCPO45         Switzerland       95901536.3      23-Nov-93      23-Nov-94    26-Apr-00
BCPO45         United Kingdom    95901536.3      23-Nov-93      23-Nov-94    26-Apr-00
BCP123         Canada            2098823         21-Dec-90      20-Dec-91

                                   SCHEDULE 2

                                   Trade Marks

                                                                            Application   Registration
       Country           Trade mark designation     Proprietor/Applicant       number        number      Classes
--------------------   -------------------------   ----------------------   -----------   ------------   -------
Japan                  Biocompatibles-PC Device    Biocompatibles Limited     10-61411        4468801     5,9,10
Switzerland            Biocompatibles-PC Device    Biocompatibles Limited    3190/1998         460506     5,9,10
Norway                 Biocompatibles-PC Device    Biocompatibles Limited      9802340         202264     5,9,10
Australia              Biocompatibles-PC Device    Biocompatibles Limited       757183         757183     5,9,10
United Kingdom         PC Inside (Series of 2)     Biocompatibles Limited      2225139        2225139     5,9,10
Euro-Community (CTM)   Biocompatibles -PC Device   Biocompatibles Limited                   000727131     5,9,10
Canada                 Biocompatibles-PC Device    Biocompatibles Limited       876974        Pending       n/a

                                   SCHEDULE 3

                               Existing Agreements

Agreement between Biocompatibles Limited and Seal Sands Chemicals Limited dated September 2000.

Undated agreement between Biocompatibles Limited and Specsavers (UK) Limited.

Distribution agreements between Biocompatibles Limited and any distributor under which (a) the distributor distributes Products manufactured by Biocompatibles Limited and (b) the distributor is granted rights under the Trade Marks in relation to such Products.